UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
As of today, the previously disclosed assessment of Trimble Inc.’s (the “Company”) internal controls over financial reporting by management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is nearing completion.
Following completion of the assessment, in consideration of the substantial work completed to date, and following discussion with EY, the Company expects to file its amended Annual Report on Form 10-K for the year ended December 29, 2023 (the “2023 10-K”), originally filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024, and its Quarterly Reports on Form 10-Q for the first quarter ended March 29, 2024, the second quarter ended June 28, 2024 and the third quarter ended September 27, 2024, respectively, with the SEC, in approximately two weeks.
The Company expects to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires companies with securities listed on The Nasdaq Stock Market LLC (“Nasdaq”) to timely file all required periodic reports with the SEC, upon submission of these filings and receipt of a letter from Nasdaq, informing the Company that it has regained compliance with the Listing Rule.
Based on the substantial work to date, management has not identified any errors that would result in a restatement to the consolidated financial statements for the periods presented in the 2023 10-K, or for any previously released financial results. Furthermore, EY has not withdrawn its audit report on the financial statements included in the 2023 10-K. Additionally, the material weaknesses have not changed from those previously disclosed in the Current Report on Form 8-K filed with the SEC on September 27, 2024 and the Notification of Late Filing on Form 12b-25 filed with the SEC on August 7, 2024. As a result, no changes are expected to be made to the financial statements included in the 2023 10-K.
In light of the substantial completion of the assessment, the Company expects to restart its common stock repurchase program as soon as practicable. Shares of common stock may be repurchased from time to time, through accelerated share repurchase programs, open market transactions, privately-negotiated transactions, block purchases, tender offers or other means.
Forward-Looking Statements
Certain statements made in this document contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations in connection with the Company’s and EY’s assessment process, the filing of the delayed periodic reports and the common stock repurchase program, as well as all statements that are not historical facts. While management has not identified any errors based on the work completed to date that would result in a restatement to the consolidated financial statements for the periods presented in the 2023 10-K or for any previously released financial results, it is possible that errors could be discovered in the ongoing audit that could lead to such a restatement. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion of the assessment and filing of the delayed periodic reports will take longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report on Form 8-K. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: December 9, 2024	By:	/s/ Phillip Sawarynski
Phillip Sawarynski
Chief Financial Officer